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                                                                Exhibit 10.32

                          ASSET CONTRIBUTION AGREEMENT

            This Asset Contribution Agreement (the "Agreement") is made and entered into this 1st day of October, 1996 by and between Pencom Systems Incorporated ("PSI"), a New York corporation, and PSW Technologies, Inc. ("PSW"), a Delaware corporation.

            WHEREAS, PSI desires to transfer to PSW, and PSW desires to acquire certain assets and assume certain liabilities of PSI as hereinafter set forth.

            NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

            1. Definitions. As used in the Agreement, the following terms shall have the following meaning:

                  a. "Assets" shall mean (i) all Intellectual Property; (ii) all licenses, franchises, permits, approvals or other similar authorizations; (iii) all books, records, files and papers, whether in hard copy or computer format, including, without limitation, research and development information, all materials and analyses prepared by consultants and other third parties, engineering information, sales and promotional literature, manuals and data, sales and purchase correspondence, lists of present and former suppliers, lists of present and former customers, personnel and employment records, and any tax-related information; (iv) all goodwill; (v) all claims and choses in action;
(vi) all accounts, prepaid expenses, notes and other receivables; (vii) all security deposits; (viii) all raw materials, parts, work-in-process, finished goods, supplies and other inventories; (ix) all rights under all contracts, agreements, leases, licenses, commitments, sales and purchase orders and other instruments ("Contracts"); (x) all rights, claims, credits, causes of action or rights of set-off against third- parties and (xi) all equipment, machinery, improvements, furniture and fixed assets.

                  b. "Assumed Liabilities" shall have the meaning ascribed to such term in Section 3 below.

                  c. "Business of PSW" shall mean the business and operations of the software division of PSI, as currently conducted and proposed to be conducted, and all activities associated therewith.

                  d. "Closing" shall mean the closing of the transactions contemplated hereunder on the Closing Date.

                  e. "Closing Date" shall mean October 1, 1996.
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                  f. "Intellectual Property" shall mean all (A) patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, re-examination, utility, model, certificate of invention and design patents, patent applications, registrations and applications for registration, (B) trademarks, service marks, trade dress, logos, tradenames, service names and corporate names and registrations and applications for registration thereof, (C) copyrights and registrations and applications for registration thereof, (D) mask works and registrations and applications for registration thereof, (E) computer software, data and documentation, (f) trade secrets and confidential business information, whether patentable or nonpatentable and whether or not reduced to practice, know-how, manufacturing and product processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (G) other proprietary rights relating to any of the foregoing (including without limitation associated goodwill and remedies against infringements thereof and rights of protection of an interest therein under the laws of all jurisdictions) and (H) copies and tangible embodiments thereof.

                  g. "Opening Balance Sheet" shall mean a balance sheet prepared as of the Closing Date, in accordance with generally accepted accounting principles from the books and records of PSI, setting forth the assets and liabilities of PSW as at the Closing Date, attached hereto as Exhibit A.

                  h. "PSW Assets" shall mean all of the Assets used or useful in and to the Business of PSW, including without limitation (i) the Assets set forth on Exhibit B and (ii) all of the Intellectual Property related thereto.

                  i. "Shares" shall have the meaning ascribed to such term in
Section 2 below.

                  j. "Warrant" shall have the meaning ascribed to such term in
Section 2 below.

            2. Transfer of Assets to PSW. In consideration for the issuance to PSI of 800 fully paid, non-assessable shares of common stock of PSW (the "Shares"), par value $.01 per share, (ii) issuance to PSI of a warrant to purchase an aggregate of 28.8912 shares of common stock of PSW at a purchase price of $276.9231 per share (the "Warrant"), in substantially the form attached hereto as Exhibit C, and (iii) issuance to certain employees of PSI listed on Exhibit D attached hereto of warrants to purchase such number of shares of common stock of PSW as set forth opposite each such person's name thereon (the "Employee Warrants"), each in substantially the form of Exhibit D-1 attached hereto, PSI shall assign, transfer, convey and deliver to PSW, in the form of a capital contribution, the PSW Assets, subject to the liabilities of PSI related thereto as such liabilities appear on the Opening Balance Sheet.

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            3. Assumption of Liabilities by PSW. In further consideration for the conveyance of the PSW Assets, PSW shall assume and agree to pay, perform and discharge all debts, obligations, contracts and liabilities of PSI related to the PSW Assets as set forth on the Opening Balance Sheet. All such liabilities shall hereinafter collectively be referred to as the "Assumed Liabilities." Notwithstanding any provision in this Agreement or any other writing to the contrary, PSW is assuming only the Assumed Liabilities and is not assuming any other liability or obligation of PSI.

            4. Instruments of Conveyance and Transfer. At the Closing, the parties hereto shall enter into an Assignment and Assumption Agreement in the form of Exhibit E attached hereto, and PSI shall deliver to the PSW all necessary bills of sale, endorsements, consents, assignments and other good and sufficient instruments of conveyance and assignment as shall be reasonably necessary to vest in PSW good and marketable title to the PSW Assets. PSI shall take all such steps as may be necessary to put PSW in actual possession and operating control of the PSW Assets. At the Closing, PSW shall deliver to PSI
(i) certificates representing the Shares and (ii) the Warrant and (iii) such other documents (including the Employee Warrants) and undertakings as may be necessary to reflect the obligations of PSW as herein set forth.

            5. Representations of PSI. PSI hereby represents and warrants to PSW that:

                  5.1 Corporate Existence and Power. PSI is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation.

                  5.2 Corporate Authorizations. The execution, delivery and performance by PSI of this Agreement and the consummation by PSI of transactions contemplated hereby are within PSI's corporate powers and have been duly authorized by all necessary corporate action on the part of PSI. This Agreement constitutes the valid and binding agreement of PSI.

            6. Further Assurances. From time to time, at PSW's request and without further consideration, PSI will execute and deliver such other instruments of conveyance and transfer and take such other action as PSW may reasonably require to more effectively convey, transfer to, and vest in PSW, and to put PSW in possession of, any property to be conveyed, transferred and delivered hereunder, and, in the case of contracts and rights, if any, which cannot be effectively transferred without the consent of third parties which is unattainable, PSI will use its best efforts to ensure that PSW receive the benefits thereof.

            7. Consent of Third Parties. If a consent of a third party that is required in order to assign any of the PSW Assets to PSW is not obtained prior to the Closing Date, or if an attempted assignment would be ineffective or would adversely affect the ability of PSI to convey its interest to PSW, PSI will cooperate with PSW in any lawful and reasonable


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arrangement to provide that PSW shall receive the interest of PSI in the benefits under any such instrument, contract, lease, permit or other agreement or arrangement, including performance by PSI as agent except where prohibited by law; and any transfer or assignment to PSW or by PSI of any interest under any such instrument, contract, lease, permit of other agreement or arrangement that requires the consent of a third party shall be made subject to such consent or approval being obtained.

      WHEREFOR, the parties hereto have executed this Agreement as of the date first above written.

                                          PENCOM SYSTEMS INCORPORATED

                                          By:______________________________

                                          Title:___________________________

                                          PSW TECHNOLOGIES, INC.

                                          By:______________________________

                                          Title:___________________________


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